                         NU HORIZONS ELECTRONICS CORP.
                                   EXHIBIT 11


                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------

                                  (Unaudited)
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

                                            FOR THE YEAR ENDED
                                   ------------------------------------
                                    FEBRUARY    FEBRUARY     FEBRUARY
                                    28, 1995    28, 1994     28, 1993
                                   ----------   -----------  ----------
PRIMARY EARNINGS:
----------------

NET INCOME                         $4,421,823   $5,044,225   $1,489,658
                                   ==========   ==========   ==========
SHARES:

  Weighted average
   number of common
   shares and common
   share equivalents
   outstanding                      7,847,677    7,774,440    7,558,311
                                   ==========   ==========   ==========

PRIMARY EARNINGS PER
 COMMON SHARE:

  Net Income                       $      .56   $      .65   $      .20
                                   ==========   ==========   ==========

FULLY DILUTED EARNINGS:
----------------------

  Net Income                       $4,421,823   $5,044,225   $1,489,658

  Net (after tax)
   interest expense
   related to
   convertible debt                   365,062            -            -
                                   ----------   ----------   ----------

NET INCOME AS ADJUSTED             $4,786,885   $5,044,225   $1,489,658
                                   ==========   ==========   ==========

SHARES:

  Weighted average
   number of common
   shares and common
   share equivalents
   outstanding                      7,847,677    7,774,440    7,558,311

  Additional options
    not included above                598,287       40,165      158,502

  Assuming Conversion
    of convertible debt               833,333            -            -
                                   ----------   ----------   ----------

  Weighted average
    number of common
    shares outstanding
    as adjusted                     9,279,297    7,814,605    7,716,813
                                   ==========   ==========   ==========

FULLY DILUTED EARNINGS
PER COMMON SHARE                   $      .52   $      .65   $      .19
                                   ==========   ==========   ==========

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